Exhibit 1.1

UNDERWRITING AGREEMENT,
dated as of November 9, 2020

Bristol-Myers Squibb Company

$1,500,000,000 0.537% Notes due 2023
$1,000,000,000 0.750% Notes due 2025
$1,000,000,000 1.125% Notes due 2027
$1,250,000,000 1.450% Notes due 2030
$750,000,000 2.350% Notes due 2040
$1,500,000,000 2.550% Notes due 2050

New York, New York
November 9, 2020

To the Representatives named in
Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of June 1, 1993 (the “Base Indenture”), as supplemented by the twelfth supplemental indenture, to be dated as of November 13, 2020 (the “Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York) (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as Trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 26 hereof.

1.
Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)
An “automatic shelf registration statement” as defined under Rule 405 of the Act on Form S-3 (File No. 333-227304) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, became effective in such form; no other document with respect to such registration statement (including all documents incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission (other than the documents heretofore incorporated by reference therein and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” (as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)
No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information (as defined below));

(c)
For the purposes of this Agreement, the “Applicable Time” is 5:10 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared (and to be subsequently filed) pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information to be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein provided that the parties hereto agree that the only such information provided by the Underwriters to the Company consists of the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting,” and the information concerning short sales, purchases to cover positions created by short sales by the Underwriters and stabilizing transactions and contained in the sixth and seventh paragraphs under the caption “Underwriting” (such information, the “Underwriter Information”).

(d)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Pricing Prospectus, and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(e)
The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when read together with the other information in the Pricing Disclosure Package; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Pricing Disclosure Package; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information); and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(f)
The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information);

(g)
Neither the Company nor any of its Significant Subsidiaries, as defined in Rule 1-02 (w) of Regulation S-X under the Act (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(h)
The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(i)
The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(j)
The Securities have been duly authorized by the Company, and when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and assuming the due authorization, execution and delivery by the Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law;

(k)
The Indenture has been duly authorized, and, assuming due execution and delivery by the Trustee, when executed and delivered by the Company, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions;

(l)
The Indenture and the Securities will conform, in all material respects, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented, and the Indenture will comply with the requirements for qualification under the Trust Indenture Act;

(m)
This Agreement has been duly authorized, executed and delivered by the Company;

(n)
None of the issuance and sale of the Securities, the execution, delivery and performance by the Company of its obligations under this Agreement and the Indenture (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the Indenture and the issuance and sale of the Securities, except in each case (1) such as the Company is not required to have obtained or made as of the date hereof, but will have been obtained prior to the Closing Date or, to the extent applicable, within the prescribed period under applicable law; (2) such as have been obtained (or in the case of a filing, made) and are in full force and effect; and (3) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the transactions contemplated thereby, and solely in connection with the Company’s obligations under the federal securities laws;

(o)
The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, are accurate, complete and fair in all material respects;

(p)
Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect;

(q)
Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, either (a) a Material Adverse Effect or (b) a material adverse effect on the performance of this Agreement, the Indenture, or the Securities by the Company; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r)
Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its Significant Subsidiaries each possesses or has the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(s)
Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court, in any case relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”); (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws; (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) has received any written notice of any claim under any environmental laws and the Company is not aware of any pending investigation that could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(t)
The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)
(i) (A) At the time of filing the Registration Statement; (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); and (C) at the time the Company (or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)
Except as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and the Company’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(w)
Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and audited the Company’s internal control over financial reporting is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(x)
KPMG LLP, who has audited certain financial statements of Celgene Corporation (“Celgene”) and its subsidiaries incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and audited Celgene’s internal control over financial reporting, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(y)
Subject to the assumptions, limitations, qualifications and conditions set forth therein, the statements made in the Pricing Disclosure Package and the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” insofar as they relate to matters of United States federal income tax law constitute a fair summary in all material respects of the matters so discussed;

(z)
The pro forma financial statements, including the notes thereto, of the Company contained in the Company’s Current Report on Form 8-K/A, filed with the Commission on February 5, 2020, and the Company’s Current Report on Form 8-K filed on May 16, 2020 and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, have been prepared and presented in accordance with the rules and regulations of the Commission, and have been properly compiled on the bases described therein; the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(aa)
The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2019, the Company’s internal control over financial reporting was effective. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(bb)
Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, other than as disclosed in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(cc)
Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, (i) the Company has not been notified of, and has no knowledge of any material security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), except in the case of this clause (i) as would not, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company; (ii) the Company is presently in compliance with applicable laws or statutes relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, expect as would not, individually or in the aggregate, have a result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company; and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices;

(dd)
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, as of December 31, 2019, such disclosure controls and procedures were effective; and

(ee)
The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.
Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.
Delivery and Payment.  Delivery of, and payment for, the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds or other immediately available funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date at the office of DTC or its designated custodian (the “Designated Office”).

4.
Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

5.
Agreements.  The Company agrees with the several Underwriters:

(a)
To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof as they shall reasonably request; to prepare a final term sheet in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act (the “Final Term Sheet”); to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173 under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or any amended Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Pricing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order;

(b)
Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)
If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the Representatives so that any use of the Pricing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request;

(d)
Prior to 5:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time during any period when the Prospectus is required to be delivered in connection with the offering and sale of the Securities, to furnish the Underwriters with electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)
To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)
To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that any such required filing fees shall be paid prior to the Closing Date;

(g)
To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)
To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act; and

(i)
Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6.
Further Agreements.

(a)
(i)
The Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)
each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than one or more term sheets relating to the Securities that do not require the Company to file any material with the Commission other than the filing of the Final Term Sheet within two days as provided in Rule 433(d)(5)(ii); and

(iii)
any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other filing relating to the Securities made in reliance on the exemption of Rule 163 under the Act) is listed on Schedule III(a) hereto;

(b)
The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)
The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the Underwriter Information).

7.
Expenses.  The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, Pricing Disclosure Package, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements to any of the foregoing, prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 1(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, iv) any fees charged by securities rating services for rating the Securities; v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading any appropriate market system, vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, viii) the cost of the preparation, issuance and delivery of the Securities, ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants in connection with the road show, and x) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 and Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make related to such resales.

8.
Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)
The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters. Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Company and shall so state therein. The Company intends and agrees that Kirkland & Ellis LLP is authorized to rely upon all of the representations made by the Company in this Agreement in connection with rendering its opinions pursuant to this subsection;

(c)
The Underwriters shall have received on the Closing Date an opinion of the vice president and secretary of the Company in form and substance satisfactory to the Underwriters;

(d)
The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e)
On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP and KPMG LLP shall furnish to the Underwriters in form and substance reasonably satisfactory to the Underwriters and their counsel, letters containing information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Company and Celgene, as applicable, included or incorporated by reference in the Pricing Prospectus and the Prospectus dated as of the date hereof and as of the Closing Date, respectively; provided that each such letter shall use a “cut-off” date for the procedures referenced therein no earlier than two business days prior to the date of delivery;

(f)
Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus that, in judgment of the Representatives, is so material and adverse as to make it impracticable  to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(g)
On or after the Applicable Time, other than any downgrade, notice of any intended or potential downgrading of, or any review for a possible change consisting of, a “one notch” downgrade by either of S&P Global Ratings (“S&P”) and/or Moody’s Investor Services (“Moody’s”) in (x) the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or (y) the rating outlook for the Company, there shall not have occurred any downgrading, or notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change by S&P or Moody’s in (i) the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or (ii) the rating outlook for the Company;

(h)
On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)
The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(j)
The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate, dated the Closing Date and signed by an officer of the Company, on behalf of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to the matters set forth in subsections (a), (f) and (g) of this Section.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

9.
Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein (other than the occurrence of any of the events described in clauses (ii) (solely to the extent that such event is not caused by conduct of the Company), (iii), (iv) or (v) of Section 8(h), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 10 hereof.

10.
Indemnification and Contribution.

(a)
The Company will indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in the light of the circumstances under which they were made) not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information;

(b)
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with respect to any Underwriter Information;

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d)
If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint; and

(e)
The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11.
Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Pricing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.
Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancelation of this Agreement.

13.
Disclosure Authorization.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

14.
Authority of Representatives.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

15.
Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Underwriters shall be delivered or sent by electronic communication, mail, or facsimile transmission to the address of each Representative as follows:

Citigroup Global Markets Inc.
Fax: (646) 291-1469
388 Greenwich Street
New York, New York 10013
Attention: General Counsel;

J.P. Morgan Securities LLC
Fax: (212) 834-6081
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate Desk;

Barclays Capital Inc.
Fax: (646) 834-8133
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration; and

Deutsche Bank Securities Inc.
Fax: (646) 374-1071
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets Syndicate, with a copy to General Counsel.

and (ii) if to the Company shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.
Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.
Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.
Time of the Essence.  Time shall be of the essence of this Agreement.

19.
No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20.
Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)
the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)
the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)
the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)
the cancellation of the BRRD Liability;

(iv)
the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)
the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)
For the purposes of this Section 20:

(i)
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

(ii)
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

(iii)
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

(v)
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and

(vi)
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a particular Underwriter.

21.
Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22.
Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

23.
Waiver of Jury Trial.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.
Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based record keeping system, as the case may be.

25.
Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

26.
Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Electronic Signatures” shall mean any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 415”, “Rule 424” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

27.
Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)
In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 27, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall represent a binding agreement among the Company and the several Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Jeffrey Galik
	Name:	Jeffrey Galik
	Title:	Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ritu Ketkar
	Name:	Ritu Ketkar
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Issuer Free Writing Prospectus, dated
November 9, 2020
Filed Pursuant to Rule 433 of the
Securities Act of 1933
Registration Statement No. 333-227304

Bristol-Myers Squibb Company
Pricing Term Sheet
November 9, 2020

$1,500,000,000 0.537% Notes due 2023 (the “2023 Notes”)
$1,000,000,000 0.750% Notes due 2025 (the “2025 Notes”)
$1,000,000,000 1.125% Notes due 2027 (the “2027 Notes”)
$1,250,000,000 1.450% Notes due 2030 (the “2030 Notes”)
$750,000,000 2.350% Notes due 2040 (the “2040 Notes”)
$1,500,000,000 2.550% Notes due 2050 (the “2050 Notes”)

This pricing term sheet supplements the prospectus supplement issued by Bristol-Myers Squibb Company on November 9, 2020 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated September 12, 2018 (the “Prospectus”) and supersedes the information in the Preliminary Prospectus Supplement and Prospectus. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Prospectus and should be read together with the Preliminary Prospectus Supplement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein before a decision is made in connection with an investment in the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

$1,500,000,000 0.537% Notes due 2023

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,500,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2023
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	100.000% of principal amount
Yield to Maturity:	0.537%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	0.537% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	30 bps
Benchmark Treasury:	UST 0.125% due October 15, 2023
Benchmark Treasury Price and Yield:	99-21+; 0.237%
Par Call Date:	On or after November 13, 2021
Make-Whole Call:	Not applicable
Underwriting Discount:	0.250%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2023 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DT2 / US110122DT20

$1,000,000,000 0.750% Notes due 2025

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2025
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	99.838% of principal amount
Yield to Maturity:	0.783%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	0.750% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	35 bps
Benchmark Treasury:	UST 0.250% due October 31, 2025
Benchmark Treasury Price and Yield:	99-03 1/4; 0.433%
Par Call Date:	On or after October 13, 2025 (one month prior to the Maturity Date)
Make-Whole Call:	T+7.5 bps
Underwriting Discount:	0.350%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2025 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DN5 / US110122DN59

$1,000,000,000 1.125% Notes due 2027

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,000,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2027
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	99.940% of principal amount
Yield to Maturity:	1.134%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	1.125% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	45 bps
Benchmark Treasury:	UST 0.500% due October 31, 2027
Benchmark Treasury Price and Yield:	98-24; 0.684%
Par Call Date:	On or after September 13, 2027 (two months prior to the Maturity Date)
Make-Whole Call:	T+7.5 bps
Underwriting Discount:	0.400%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2027 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DP0 / US110122DP08

$1,250,000,000 1.450% Notes due 2030

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,250,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2030
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	99.833% of principal amount
Yield to Maturity:	1.468%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	1.450% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	55 bps
Benchmark Treasury:	UST 0.625% due August 15, 2030
Benchmark Treasury Price and Yield:	97-08+; 0.918%
Par Call Date:	On or after August 13, 2030 (three months prior to the Maturity Date)
Make-Whole Call:	T+10 bps
Underwriting Discount:	0.450%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2030 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DQ8 / US110122DQ80

$750,000,000 2.350% Notes due 2040

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$750,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2040
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	99.778% of principal amount
Yield to Maturity:	2.364%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	2.350% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	65 bps
Benchmark Treasury:	UST 1.250% due May 15, 2050
Benchmark Treasury Price and Yield:	89-09; 1.714%
Par Call Date:	On or after May 13, 2040 (six months prior to the Maturity Date)
Make-Whole Call:	T+10 bps
Underwriting Discount:	0.750%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2040 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DR6 / US110122DR63

$1,500,000,000 2.550% Notes due 2050

Issuer:	Bristol-Myers Squibb Company
Principal Amount:	$1,500,000,000
Trade Date:	November 9, 2020
Settlement Date*:	November 13, 2020 (T+3)
Maturity Date:	November 13, 2050
Current Issuer Ratings**:	A2 (negative) by Moody’s Investors Service, Inc. / A+ (negative) by Standard & Poor’s Ratings Services
Reoffer Price:	99.708% of principal amount
Yield to Maturity:	2.564%
Interest Payment Dates:	May 13 and November 13, commencing May 13, 2021
Record Dates:	April 29 and October 30
Coupon:	2.550% annually, accruing from and including November 13, 2020
Spread to Benchmark Treasury:	85 bps
Benchmark Treasury:	UST 1.250% due May 15, 2050
Benchmark Treasury Price and Yield:	89-09; 1.714%
Par Call Date:	On or after May 13, 2050 (six months prior to the Maturity Date)
Make-Whole Call:	T+15 bps
Underwriting Discount:	0.875%
Special Mandatory Redemption:
If the consummation of the MyoKardia Acquisition does not occur on or before June 30, 2021, or prior to such date we notify the Trustee that we will not pursue the consummation of the MyoKardia Acquisition, we will be required to redeem the 2050 Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

CUSIP / ISIN:	110122 DS4 / US110122DS47

Joint Book-Running Managers:
Citigroup Global Markets Inc. (All Notes)
J.P. Morgan Securities LLC (All Notes)
Barclays Capital Inc. (All Notes)
Deutsche Bank Securities Inc. (All Notes)
BNP Paribas Securities Corp. (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
Credit Suisse Securities (USA) LLC (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
Wells Fargo Securities, LLC (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
HSBC Securities (USA) Inc. (2023 Notes and 2025 Notes)
Mizuho Securities USA LLC (2023 Notes and 2025 Notes)
SMBC Nikko Securities America, Inc. (2023 Notes and 2025 Notes)

Co-Managers:
BNP Paribas Securities Corp. (2023 Notes and 2025 Notes)
Credit Suisse Securities (USA) LLC (2023 Notes and 2025 Notes)
Wells Fargo Securities, LLC (2023 Notes and 2025 Notes)
HSBC Securities (USA) Inc. (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
Mizuho Securities USA LLC (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
SMBC Nikko Securities America, Inc. (2027 Notes, 2030 Notes, 2040 Notes and 2050 Notes)
Morgan Stanley & Co. LLC
MUFG Securities Americas Inc.
SG Americas Securities, LLC
Standard Chartered Bank
BofA Securities, Inc.
Evercore Group L.L.C.
Goldman Sachs & Co. LLC
BNY Mellon Capital Markets, LLC
PNC Capital Markets LLC
Santander Investment Securities Inc.
Scotia Capital (USA) Inc.
U.S. Bancorp Investments, Inc.
Siebert Williams Shank & Co., LLC
Academy Securities, Inc.
Blaylock Van, LLC
CastleOak Securities, L.P.
Drexel Hamilton, LLC
Great Pacific Securities
MFR Securities, Inc.
Mischler Financial Group, Inc.
Samuel A. Ramirez & Company, Inc.

*We expect that delivery of the Notes will be made against payment therefor on November 13, 2020, which will be the third business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

**These issuer ratings are not a recommendation to buy, sell or hold the Notes. The ratings may be subject to revision or withdrawal at any time by the relevant rating agency. Each of the issuer ratings included herein should be evaluated independently of any other issuer rating. No report of any rating agency is incorporated by reference herein.

The issuer has filed a registration statement (including the Prospectus and the Preliminary Prospectus Supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus and Preliminary Prospectus Supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, the underwriters or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146, J.P. Morgan Securities LLC at 1-866-803-9204, Barclays Capital Inc. at 1-888-603-5847 and Deutsche Bank Securities Inc. at 1-800-503-4611.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where it is unlawful or where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the Notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another e-mail system.

SCHEDULE II

Underwriters	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2027 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2040 Notes to be Purchased	Principal Amount of 2050 Notes to be Purchased
Citigroup Global Markets Inc.	$296,063,000	$197,375,000	$197,375,000	$246,719,000	$148,031,000	$296,062,000
J.P. Morgan Securities LLC	296,062,000	197,375,000	197,375,000	246,719,000	148,031,000	296,063,000
Barclays Capital Inc..	120,000,000	80,000,000	80,000,000	100,000,000	60,000,000	120,000,000
Deutsche Bank Securities Inc.	120,000,000	80,000,000	80,000,000	100,000,000	60,000,000	120,000,000
BNP Paribas Securities Corp.	82,500,000	55,000,000	55,000,000	68,750,000	41,250,000	82,500,000
Credit Suisse Securities (USA) LLC.	82,500,000	55,000,000	55,000,000	68,750,000	41,250,000	82,500,000
Wells Fargo Securities, LLC	82,500,000	55,000,000	55,000,000	68,750,000	41,250,000	82,500,000
HSBC Securities (USA) Inc.	60,000,000	40,000,000	40,000,000	50,000,000	30,000,000	60,000,000
Mizuho Securities USA LLC.	60,000,000	40,000,000	40,000,000	50,000,000	30,000,000	60,000,000
SMBC Nikko Securities America, Inc.	60,000,000	40,000,000	40,000,000	50,000,000	30,000,000	60,000,000
Morgan Stanley & Co. LLC	37,500,000	25,000,000	25,000,000	31,250,000	18,750,000	37,500,000
MUFG Securities Americas Inc.	37,500,000	25,000,000	25,000,000	31,250,000	18,750,000	37,500,000
SG Americas Securities, LLC.	37,500,000	25,000,000	25,000,000	31,250,000	18,750,000	37,500,000
Standard Chartered Bank	37,500,000	25,000,000	25,000,000	31,250,000	18,750,000	37,500,000
BofA Securities, Inc.	15,000,000	10,000,000	10,000,000	12,500,000	7,500,000	15,000,000
Evercore Group L.L.C.	15,000,000	10,000,000	10,000,000	12,500,000	7,500,000	15,000,000
Goldman Sachs & Co. LLC	15,000,000	10,000,000	10,000,000	12,500,000	7,500,000	15,000,000
BNY Mellon Capital Markets, LLC.	7,500,000	5,000,000	5,000,000	6,250,000	3,750,000	7,500,000
PNC Capital Markets LLC	7,500,000	5,000,000	5,000,000	6,250,000	3,750,000	7,500,000
Santander Investment Securities Inc..	7,500,000	5,000,000	5,000,000	6,250,000	3,750,000	7,500,000
Scotia Capital (USA) Inc.	7,500,000	5,000,000	5,000,000	6,250,000	3,750,000	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000	5,000,000	5,000,000	6,250,000	3,750,000	7,500,000
Siebert Williams Shank & Co., LLC	1,875,000	1,250,000	1,250,000	1,562,000	938,000	1,875,000
Academy Securities, Inc..	750,000	500,000	500,000	625,000	375,000	750,000
Blaylock Van, LLC	750,000	500,000	500,000	625,000	375,000	750,000
CastleOak Securities, L.P.	750,000	500,000	500,000	625,000	375,000	750,000
Drexel Hamilton, LLC.	750,000	500,000	500,000	625,000	375,000	750,000
Great Pacific Securities	750,000	500,000	500,000	625,000	375,000	750,000
MFR Securities, Inc.	750,000	500,000	500,000	625,000	375,000	750,000
Mischler Financial Group, Inc.	750,000	500,000	500,000	625,000	375,000	750,000
Samuel A. Ramirez & Company, Inc.	750,000	500,000	500,000	625,000	375,000	750,000
Total	$1,500,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000	$750,000,000	$1,500,000,000

II-1

SCHEDULE III

Schedule III(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Each electronic “road show” as defined in Rule 433(h) furnished to the Underwriters prior to use that the Underwriters and the Company have agreed may be used in connection with the offering of the Securities.

Schedule III(b)          Additional Documents Incorporated by Reference:

None.

III-1